EXHIBIT 21

TO FORM 10-K

SUBSIDIARIES

NAME	STATE OF JURISDICTION OF ORGANIZATION	REF

LaTex Resources Inc.	Colorado	(1)

Noble Energy Marketing, Inc.	Delaware	(1)

Noble Gas Pipeline, Inc.	Delaware	(2)

Samedan of North Africa, Inc.	Delaware	(1)

Noble Energy West Africa Ltd.	Delaware	(3)

Noble Energy Hannah Ltd.	Cayman Islands	(3)

EDC Ireland	Cayman Islands	(3)

Samedan International	Cayman Islands	(3)

Noble Energy EG Ltd.	Cayman Islands	(4)

Alba Associates LLC	Cayman Islands	(9)

Alba Plant LLC	Cayman Islands	(10)

Machalapower Cia. Ltda.	Cayman Islands	(4)

Noble Energy Mediterranean Ltd.	Cayman Islands	(4)

Yam Tethys Ltd.	Israel	(14)

Samedan Transfer Sub	Cayman Islands	(4)

AMPCO Marketing, L.L.C.	Michigan	(5)

AMPCO Services, L.L.C.	Michigan	(5)

Samedan Vietnam Limited	Cayman Islands	(3)

Atlantic Methanol Capital Company	Cayman Islands	(5)

Samedan Methanol	Cayman Islands	(6)

Atlantic Methanol Associates LLC	Cayman Islands	(7)

Atlantic Methanol Production Company LLC	Cayman Islands	(8)

Samedan, Mediterranean Sea, Inc.	Delaware	(1)

Samedan North Sea, Inc.	Delaware	(1)

Samedan Oil of Canada, Inc.	Delaware	(1)

Samedan Oil of Indonesia, Inc.	Delaware	(1)

Samedan Pipe Line Corporation	Delaware	(1)

Samedan Royalty Corporation	Delaware	(1)

Samedan of Tunisia, Inc.	Delaware	(1)

Noble Energy (Louisiana), LLC	Delaware	(1)

Noble Energy, LLC	Delaware	(1)

Noble Energy, LP	Delaware	(15)

EDC Australia Ltd.	Delaware	(1)

EDC Ecuador Ltd.	Delaware	(1)

Noble Energy Ecuador Ltd.	Cayman Islands	(13)

EDC Portugal Ltd.	Delaware	(1)

Energy Development Corporation (Argentina), Inc.	Delaware	(1)

Energy Development Corporation (China), Inc.	Delaware	(1)

Energy Development Corporation (HIPS), Inc.	Delaware	(1)

Gasdel Pipeline System Incorporated	New Jersey	(1)

HGC, Inc.	Delaware	(1)

Producers Service, Inc.	New Jersey	(1)

EDC (UK) Limited	Delaware	(1)

EDC (Denmark) Inc.	Delaware	(11)

Noble Energy (Europe) Limited	United Kingdom	(11)

Noble Energy (ISE) Limited	United Kingdom	(12)

Noble Energy (Oilex) Limited	United Kingdom	(12)

Brabant Oil Limited	United Kingdom	(12)

REFERENCES:

(1)	100% directly owned by Noble Energy, Inc. (Registrant)
(2)	100% directly owned by Noble Energy Marketing, Inc.
(3)	100% directly owned by Samedan of North Africa, Inc.
(4)	100% directly owned by Samedan International
(5)	50% directly owned by Samedan of North Africa, Inc.
(6)	100% directly owned by Atlantic Methanol Capital Company
(7)	50% directly owned by Samedan Methanol
(8)	90% directly owned by Atlantic Methanol Associates LLC
(9)	35% directly owned by Samedan International
(10)	80% directly owned by Alba Associates LLC
(11)	100% directly owned by EDC (UK) Limited
(12)	100% directly owned by Noble Energy (Europe) Limited
(13)	100% directly owned by EDC Ecuador Ltd.
(14)	47.059% directly owned by Noble Energy Mediterranean Ltd.
(15)	1% General Partnership Interest by Noble Energy, Inc. (Registrant); 99% Limited Partnership Interest by Noble Energy, LLC